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EXHIBIT 5.1

March 28, 2011

Credit Suisse First Boston Mortgage Acceptance Corp.
11 Madison Avenue
New York, New York 1001

Credit Suisse First Boston Mortgage Acceptance Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Credit Suisse First Boston Mortgage Acceptance Corp., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of pass-through certificates evidencing ownership interests in, and debt obligations designated as notes secured by, mortgage loans or interests therein, and the related preparation and filing of a Registration Statement on Form S-3 (as amended by any pre-effective amendments filed with respect thereto, the “Registration Statement”).

Pass-through certificates are issuable in series under separate pooling and servicing agreements, each creating a separate pass-through trust under the laws of the State of New York as the issuing entity and each among the Registrant as depositor and a trustee, one or more master servicers and any special servicer, fiscal agent and tax administrator, as identified in the prospectus supplement for such series of pass-through certificates. Notes are issuable in series under separate indentures, each between a statutory trust formed under the laws of the State of Delaware as issuing entity and an indenture trustee, as identified in the prospectus supplement for such series of notes.  Each pooling and servicing agreement and indenture will be substantially in the form filed as an exhibit to the Registration Statement.

In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary.  We have also assumed the execution, authentication, offer and sale of and for each series of pass-through certificates and notes at the time of the takedown thereof under the Registration  Statement, pursuant to and in accordance with the related pooling and servicing agreement or indenture, underwriting agreement and prospectus supplement.  The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

Credit Suisse First Boston Mortgage Acceptance Corp.
Registration Form S-3
March 28, 2011
Page 2

In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the State of New York.  We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

Based upon and subject to the foregoing, it is our opinion that:

1.
Each series of pass-through certificates will be legally and validly issued, enforceable under the laws of the State of New York in accordance with its terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

2.
Each series of notes will be legally and validly issued and legally binding obligations, enforceable under the laws of the State of New York in accordance with its terms against the related statutory trust issuer thereof, fully paid and non-assessable and entitled to the benefits of the  related Indenture.

3.
The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the prospectus and under the headings “Material Federal Income Tax Consequences” or “Federal Income Tax Consequences” in each form of prospectus supplement, contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which those descriptions relates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

To ensure compliance with requirements imposed by the United States Internal Revenue Service, any United States federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the United States Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

Credit Suisse First Boston Mortgage Acceptance Corp.
Registration Form S-3
March 28, 2011
Page 3

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the prospectus and  the forms of prospectus supplement included in the Registration Statement under the headings “Material Federal Income Tax Consequences”, “Federal Income Tax Consequences” and “Legal Matters”, without admitting that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

/s/ SNR Denton US LLP